                                                                   EXHIBIT 10.24


                         [OrthAlliance, Inc. Letterhead]



December 27, 2000

Mr. Sam Westover
[Address omitted]

Dear Sam:

This letter will act as the entire agreement between OrthAlliance, Inc. ("Company") and you for the performance of the consulting services described below:

1. SCOPE OF SERVICES

In view of your expertise in financial, business and health care matters, you will act as a Consultant for the Company, undertaking such assignments as may from time to time be requested by President and CEO of the Company. You will provide consulting services in the areas of financial, business and health care and such other projects as may be assigned from time to time, including without limitation transition and litigation assistance. You will be expected to work approximately 50 days for the Company during the term hereof, with the understanding that you will not be expected to work more than five consecutive business days at a time. Subject to our final acceptance, you will be expected to work independently without supervision, although only on those projects that we direct you to work on.

2. TERM

This Agreement will be for a term of one year.

3. PAYMENT

To compensate you for services provided under this Agreement, the Company will pay you a consulting fee at a rate of $12,156.10 per month during the term hereof, which fee shall be paid during each such month. In addition, the Company will pay your reasonable out-of-pocket travel expenses that are approved in advance by the President of the Company, provided you send us receipts and appropriate documentation supporting the expenses.

4. CONFIDENTIALITY

You agree at all times during and after the expiration of this Agreement to keep confidential and not to divulge to any person any information with respect to the business or affairs of the Company, its subsidiaries and/or affiliates or the terms or existence of this agreement, except as may be required by law. You further agree that the remedy at law for any breach by you of this paragraph will be inadequate; therefore, you consent and agree that upon any violation of the provisions of this paragraph, a restraining order and/or injunction may be issued against you in addition to any other rights that the

Sam Westover
December 27, 2000
Page 2


Company may have.

5. RESULTS AND PROCEEDS OF SERVICES

You agree that the Company shall own the results and proceeds of your services in connection with this Agreement, including without limitation any ideas and materials that you create as a consultant for the Company, whether copyrightable or not.

6. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the heirs, successors and assigns of the parties hereto, except that you may not assign your rights and obligations under this Agreement without the prior written consent of the Company.

7. INDEPENDENT CONTRACTOR

It is the intent of both parties to this Agreement that you shall be an independent contractor, and not an agent or employee of the Company; you shall have no authority to represent or bind the Company in any way except as expressly authorized by the President of the Company. As an independent contractor, you shall be responsible for all income and other applicable taxes and withholdings.

8. FACILITIES

You shall provide at your expense the facilities and services necessary for you to carry out the terms of this agreement and you shall not be entitled to any other compensation therefor except as otherwise specifically provided herein.

9. WAIVER

Waiver of any breach hereunder shall not be deemed to be a waiver of any subsequent breach hereof of a similar or different nature.

10. NOTICE

Any and all notices required or permitted pursuant to the terms and conditions of this Agreement shall be in writing and sent by certified mail, return receipt requested, to the party who is to receive same, addressed to the address set forth in this Agreement or to such other address as the parties hereto shall designate by written notice sent in the manner herein provided.

11. TITLES AND HEADINGS

Titles and headings to paragraphs hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.

Sam Westover
December 27, 2000
Page 3


12. PARTIAL INVALIDITY

If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

This letter contains the entire agreement between the parties with respect to the subject matter herein, and may be amended only by written instrument signed by both parties, and shall be governed by the laws of State of California.

Please indicate acceptance of these terms by returning a signed copy of this letter.

                                         Very truly yours,

                                         ORTHALLIANCE, INC.


                                         By: /s/ W. Dennis Summers
                                            ------------------------------------
                                         Title: Chairman

AGREED:


     /s/ Sam Westover
- ------------------------------------
Sam Westover

     [Social Security No. Omitted]
- ------------------------------------
    Social Security No.